UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2013
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DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)
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Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 23, 2013, the Compensation Committee of the Board of Directors (the “Committee”) set the annual base salaries of Stanton E. Ross, President and Chief Executive Officer, and Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, at $175,000 each for 2013, which is unchanged from 2012 and 2011.

The Committee determined that Stanton E. Ross and Thomas J. Heckman would be eligible for a bonus of $75,000 each in 2013 based on their performance during the year.  The Committee will review each executive officer's performance on a periodic basis in 2013 and determine what, if any, portion of the bonus he has earned and will be paid as of such point.

The Committee also granted restricted stock awards of 20,000 shares each to Stanton E. Ross and Thomas J. Heckman for their performance in 2012.  Such awards vest on January 23, 2014, provided that each executive officer remains employed with the Company at such point.  In addition, the Committee awarded Thomas J. Heckman a bonus of $10,000 for his performance to date in 2013.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2013

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name: Stanton E. Ross
Title: President and Chief Executive

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